Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Pre-Effective Amendment No. 1 to Registration Statement on Form S-4 of Remark Media, Inc. of our report dated March 30, 2012 relating to the consolidated financial statements of Banks.com, Inc. and subsidiaries, which appears in such Pre-Effective Amendment No. 1 to Registration Statement.  We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Burr Pilger Mayer, Inc.
San Francisco, CA
May 7, 2012